Exhibit 99.1

CONTACT:	Investor Relations	FOR IMMEDIATE RELEASE
(214) 874-2339

CAPSTEAD MORTGAGE CORPORATION

ANNOUNCES SECOND QUARTER 2010 RESULTS

Second Quarter 2010 Highlights

•	Earnings of $29.8 million or $0.35 per diluted common share

•	Book value at quarter end was $11.82 per common share

•	Portfolio at quarter end totaled $7.68 billion

•	Portfolio leverage at quarter end was 6.20 times long-term investment capital

•	Total financing spreads averaged 1.71%

DALLAS – July 28, 2010 – Capstead Mortgage Corporation (NYSE: CMO) (“Capstead” or the “Company”) today reported net income of $29,759,000 or $0.35 per diluted common share for the quarter ended June 30, 2010. This compares to net income of $42,507,000, or $0.58 per diluted common share for the quarter ended June 30, 2009. The Company paid a second quarter dividend of $0.36 per common share on July 20, 2010.

Second Quarter Earnings and Related Discussion

Capstead is a self-managed real estate investment trust for federal income tax purposes that invests in a leveraged portfolio of residential adjustable-rate mortgage, or ARM, securities issued and guaranteed by federal government-sponsored enterprises, either Fannie Mae or Freddie Mac (the “GSEs”), or by an agency of the federal government, Ginnie Mae. For the quarter ended June 30, 2010, the Company reported net interest margins on interest-earning assets of $34,436,000 compared to $44,687,000 for the quarter ended March 31, 2010. Net interest margins were lower during the current quarter primarily as a result of lower portfolio balances and other affects of GSE buyouts of seriously delinquent loans from their mortgage guarantee portfolios. Total financing spreads averaged 1.71% during the second quarter of 2010, compared to 2.14% during the first quarter of 2010.

Yields on the Company’s interest-earning assets averaged 2.47% during the second quarter of 2010, a decline of 52 basis points from an average of 2.99% achieved during the first quarter of 2010. The decline reflects lower coupon interest rates on ARM loans underlying the portfolio that reset to more current interest rates and lower yielding portfolio acquisitions, as well as higher investment premium amortization due to elevated levels of mortgage prepayments. Portfolio runoff averaged 37.9% on an annualized basis during the second quarter (a 36.2% constant prepayment rate) compared to 31.8% (a 30.0% constant prepayment rate) during the first quarter of 2010. Elevated levels of mortgage prepayments are expected to continue into the third quarter with the expected conclusion of the GSE buyout programs in June (reflected in July portfolio runoff). Yields on ARM securities fluctuate with changes in mortgage prepayments and adjust over time to more current interest rates as coupon interest rates on the underlying mortgage loans reset.

Interest rates on all interest-bearing liabilities, including the Company’s long-term unsecured borrowings, averaged 0.76% during the second quarter of 2010, a decline of 9 basis points from an average of 0.85% during the first quarter of 2010. The Company’s repurchase arrangements and similar borrowings at June 30, 2010 totaled $6.90 billion consisting primarily of 30-day borrowings with 19 counterparties at an average rate of 0.29%, before consideration of interest rate hedging transactions. The Company pays fixed rates of interest averaging 1.34% on interest rate swap agreements with notional amounts totaling $2.80 billion and average maturities of 14 months at June 30, 2010. Variable payments based on one- and three-month London Interbank Offered Rate (LIBOR) received by the Company under these agreements tend to offset a significant portion of the interest owed on a like amount of the Company’s borrowings.

During the current quarter the Company acquired $927 million in primarily current-reset ARM securities contributing to a modest increase in the portfolio during this period. Portfolio leverage ended the quarter at 6.20 to one compared to 6.37 to one at March 31, 2010 and 6.67 to one at December 31, 2009. The following table progresses the Company’s portfolio of mortgage securities and similar investments for the quarter and six months ended June 30, 2010 (in thousands):

	Quarter Ended June 30, 2010	Six Months Ended June 30, 2010
Mortgage securities and similar investments, beginning of period	$7,585,462	$8,091,103
Increase (decrease) in unrealized gains on securities held available-for-sale	7,048	(3,314)
Portfolio acquisitions (principal amount) at purchased yields of 2.49% and 2.53%, respectively	926,765	1,200,337
Investment premiums on acquisitions	32,116	40,293
Portfolio runoff (principal amount)	(857,230)	(1,620,792)
Investment premium amortization	(15,342)	(28,808)

Mortgage securities and similar investments, end of period	$7,678,819	$7,678,819

Book Value per Common Share

Nearly all of Capstead’s mortgage investments and all of its interest rate swap agreements are reflected at fair value on the Company’s balance sheet and are therefore included in the calculation of book value per common share. The fair value of these positions is impacted by market conditions, including changes in interest rates, and the availability of financing at reasonable rates and leverage levels. The Company’s investment strategy attempts to mitigate these risks by focusing almost exclusively on investments in agency-guaranteed mortgage securities, which are considered to have little, if any, credit risk and are collateralized by ARM loans with interest rates that reset periodically to more current levels. Because of these characteristics, the fair value of Capstead’s portfolio is considerably less vulnerable to significant pricing declines caused by credit concerns or rising interest rates compared to portfolios that contain a significant amount of non-agency and/or fixed-rate mortgage securities.

The following table illustrates the progression of book value per common share for the quarter and six months ended June 30, 2010:

	Quarter Ended June 30, 2010	Six Months Ended June 30, 2010
Book value per common share, beginning of period	$11.77	$11.99
Accretion attributed to capital transactions	—	0.02
Dividend distributions in excess of earnings	(0.01)	—
Increase (decrease) in unrealized gains on mortgage securities classified as available-for-sale	0.10	(0.05)
Decrease in value of interest rate swap agreements designated as cash flow hedges	(0.04)	(0.14)

Book value per common share, end of period	$11.82	$11.82

Management Remarks

Commenting on current operating and market conditions, Andrew F. Jacobs, President and Chief Executive Officer, said, “The GSE buyout programs have created a period of sharply higher portfolio runoff, which has contributed to higher premium amortization and lower portfolio yields. During the second quarter of 2010, we acquired a sufficient amount of primarily current-reset ARM securities to replace runoff for the quarter and grow the portfolio modestly. That said, we will continue to be disciplined in our acquisition of securities and accordingly, it may take until year-end to redeploy capital made available from the GSE buyout programs.

“The GSEs have largely concluded their buyout programs with the June buyouts that will be reflected in July portfolio runoff. As a result, portfolio yields and financing spreads are expected to trend lower in the third quarter even as rates on our borrowings remain at favorable levels. We expect mortgage prepayments and related investment premium amortization to moderate in the fourth quarter, allowing portfolio yields and financing spreads to begin to recover. Consequently, we anticipate reporting improved operating results for the fourth quarter.

“We remain confident and focused in our investment strategy of managing a conservatively leveraged portfolio of agency-guaranteed residential ARM securities that can produce attractive risk-adjusted returns over the long term while reducing, but not eliminating, sensitivity to changes in interest rates.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Thursday, July 29, 2010 at 9:00 a.m. ET. The conference call may be accessed by dialing toll free (877) 407-8033 in the U.S. and Canada or (201) 689-8033 for international callers. A live audio webcast of the conference call can be accessed in the investor relations section of the Company’s website at www.capstead.com, and an audio archive of the webcast will be available for approximately 60 days. A replay of the call will be available through August 12, 2010 by dialing toll free (877) 660-6853 in the U.S. and Canada or (201) 612-7415 for international callers and entering account number 286 and conference ID 353624.

Cautionary Statement Concerning Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “will be,” “will likely continue,” “will likely result,” or words or phrases of similar meaning. These forward-looking statements are based largely on the expectations of management and are subject to a number of risks and uncertainties including, but not limited to, the following:

•	changes in general economic conditions;

•	fluctuations in interest rates and levels of mortgage prepayments;

•	the effectiveness of risk management strategies;

•	the impact of differing levels of leverage employed;

•	liquidity of secondary markets and credit markets;

•	the availability of financing at reasonable levels and terms to support investing on a leveraged basis;

•	the availability of new investment capital;

•	increases in costs and other general competitive factors;

•	deterioration in credit quality and ratings;

•	the availability of suitable qualifying investments from both an investment return and regulatory perspective;

•

the availability of residential mortgage pass-through securities issued and guaranteed by federal government-sponsored enterprises, currently Fannie Mae or Freddie Mac, or by an agency of the federal government, currently Ginnie Mae; and

•	changes in legislation or regulation affecting federal government-sponsored enterprises and similar federal government agencies and related guarantees.

In addition to the above considerations, actual results and liquidity are affected by other risks and uncertainties many of which are set forth in the “Risk Factors” sections contained in the Company’s periodic filings with the SEC, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Any forward-looking statements speak only as of the date the statement is made and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, readers of this document are cautioned not to place undue reliance on the forward-looking statements.

CAPSTEAD MORTGAGE CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except ratios and per share amounts)

	June 30, 2010	December 31, 2009
	(unaudited)

Assets
Mortgage securities and similar investments ($7.24 billion pledged under repurchase arrangements)	$7,678,819	$8,091,103
Cash collateral receivable from interest rate swap counterparties	34,687	30,485
Interest rate swap agreements at fair value	—	1,758
Cash and cash equivalents	268,033	409,623
Receivables and other assets	89,381	92,817
Investments in unconsolidated affiliates	3,117	3,117

	$8,074,037	$8,628,903

Liabilities
Repurchase arrangements and similar borrowings	$6,897,366	$7,435,256
Unsecured borrowings	103,095	103,095
Interest rate swap agreements at fair value	16,090	9,218
Common stock dividend payable	25,246	37,432
Accounts payable and accrued expenses	20,296	29,961

	7,062,093	7,614,962

Stockholders’ equity
Preferred stock - $0.10 par value; 100,000 shares authorized:
$1.60 Cumulative Preferred Stock, Series A, 188 shares issued and outstanding at June 30, 2010 and December 31, 2009 ($3,085 aggregate liquidation preference)	2,630	2,630
$1.26 Cumulative Convertible Preferred Stock, Series B, 15,819 shares issued and outstanding at June 30, 2010 and December 31, 2009 ($180,023 aggregate liquidation preference)	176,703	176,703
Common stock - $0.01 par value; 250,000 shares authorized: 70,129 and 69,319 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	701	693
Paid-in capital	1,027,618	1,017,185
Accumulated deficit	(355,833)	(356,154)
Accumulated other comprehensive income	160,125	172,884

	1,011,944	1,013,941

	$8,074,037	$8,628,903

Long-term investment capital (Stockholders’ equity and Unsecured borrowings, net of investments in related unconsolidated affiliates) (unaudited)	$1,111,922	$1,113,919
Portfolio leverage (borrowings under repurchase arrangements divided by long-term investment capital) (unaudited)	6.20:1	6.67:1
Book value per common share (based on common shares outstanding and calculated assuming liquidation preferences for the Series A and B preferred stock) (unaudited)	$11.82	$11.99

CAPSTEAD MORTGAGE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended June 30		Six Months Ended June 30
	2010	2009	2010	2009

Interest income:
Mortgage securities and similar investments	$47,634	$81,062	$107,784	$168,946
Other	135	133	227	350

	47,769	81,195	108,011	169,296

Interest expense:
Repurchase arrangements and similar borrowings	(11,146)	(31,626)	(24,514)	(71,583)
Unsecured borrowings	(2,187)	(2,187)	(4,374)	(4,374)

	(13,333)	(33,813)	(28,888)	(75,957)

	34,436	47,382	79,123	93,339

Other revenue (expense):
Miscellaneous other revenue (expense)	(98)	(804)	(303)	(909)
Incentive compensation expense	(1,330)	(1,243)	(2,745)	(2,377)
General and administrative expense	(3,314)	(2,893)	(6,009)	(5,600)

	(4,742)	(4,940)	(9,057)	(8,886)

Income before equity in earnings of unconsolidated affiliates	29,694	42,442	70,066	84,453

Equity in earnings of unconsolidated affiliates	65	65	130	130

Net income	$29,759	$42,507	$70,196	$84,583

Net income available to common stockholders:
Net income	$29,759	$42,507	$70,196	$84,583
Less cash dividends paid on preferred shares	(5,059)	(5,061)	(10,117)	(10,122)

	$24,700	$37,446	$60,079	$74,461

Net income per common share:
Basic	$0.35	$0.59	$0.86	$1.18
Diluted	0.35	0.58	0.86	1.15

Weighted average common shares outstanding:
Basic	69,734	63,116	69,364	62,935
Diluted	70,072	73,140	69,716	72,961

Cash dividends declared per share:
Common	$0.360	$0.580	$0.860	$1.140
Series A Preferred	0.400	0.400	0.800	0.800
Series B Preferred	0.315	0.315	0.630	0.630

CAPSTEAD MORTGAGE CORPORATION

MARKET VALUE ANALYSIS

(in thousands, unaudited)

	June 30, 2010					December 31, 2009
	Principal Balance	Premiums	Basis/Notional Amount	Market Value	Unrealized Gains (Losses)	Unrealized Gains (Losses)

Mortgage securities held available-for-sale: (a) (b)
Agency-guaranteed securities:
Fannie Mae/Freddie Mac:
Fixed-rate	$181	$1	$182	$198	$16	$16
Current-reset ARMs	6,262,751	105,186	6,367,937	6,506,135	138,198	94,177
Longer-to-reset ARMs	749,746	13,162	762,908	794,639	31,731	79,884
Ginnie Mae:
Current-reset ARMs	326,892	2,003	328,895	334,765	5,870	5,240
Longer-to-reset ARMs	12,171	443	12,614	12,802	188	—

	$7,351,741	$120,795	$7,472,536	$7,648,539	$176,003	$179,317

Interest rate swap positions (c)			$2,800,000	$(16,090)	$(15,916)	$(6,441)

(a)	Unrealized gains and losses on mortgage securities classified as available-for-sale are recorded as a component of Accumulated other comprehensive income in Stockholders’ equity. Gains or losses are generally recognized in earnings only if sold. Mortgage securities classified as held-to-maturity with a cost basis of $5.5 million, unsecuritized investments in residential mortgage loans with a cost basis of $11.2 million and commercial loans with a cost basis of $10.0 million are not subject to mark-to-market accounting and therefore have been excluded from this analysis.
(b)	Capstead classifies its ARM securities based on the average length of time until the loans underlying each security reset to more current rates (“months-to-roll”) (less than 18 months for “current-reset” ARM securities, and 18 months or greater for “longer-to-reset” ARM securities). As of June 30, 2010 average months-to-roll for current-reset and longer-to-reset ARM securities were 5.4 months and 26.9 months, respectively. Once an ARM loan reaches its initial reset date, it will reset at least once a year to a margin over a corresponding interest rate index, subject to periodic and lifetime limits or caps (see page 9 of this release for further information).
(c)	The Company uses two-year term, one- and three-month LIBOR-indexed, pay-fixed, receive-variable, interest rate swap agreements or longer-term committed borrowings, if available at attractive rates and terms, to help mitigate exposure to higher short-term interest rates. Swap positions are carried on the balance sheet at fair value with related unrealized gains or losses arising while designated as cash flow hedges for accounting purposes reflected as a component of Accumulated other comprehensive income in Stockholders’ equity. At June 30, 2010 these swap positions had the following characteristics (in thousands):

Quarter of Contract Expiration	Notional Amount	Average Fixed Rate
Third Quarter 2010	$200,000	3.17%
Fourth Quarter 2010	—	—
First Quarter 2011	400,000	1.37
Second Quarter 2011	100,000	1.19
Third Quarter 2011	400,000	1.33
Fourth Quarter 2011	900,000	1.15
First Quarter 2012	800,000	1.10

	$2,800,000	1.34

After consideration of these swap positions, the Company’s portfolio and related borrowings under repurchase arrangements had durations of approximately 8 1/2 and 6 1/4 months, respectively, for a net duration gap of approximately 2 1/4 months. Duration is a measure of market price sensitivity to interest rate movements.

CAPSTEAD MORTGAGE CORPORATION

YIELD/COST ANALYSIS

(dollars in thousands)

(unaudited)

	2nd Quarter 2010 Average (a)			1st Quarter 2010 Average (a)
	Basis	Yield/Cost	Runoff	Basis	Yield/Cost	Runoff

Agency-guaranteed securities:
Fannie Mae/Freddie Mac:
Fixed-rate	$6,028	6.47%	27.2%	$6,590	6.42%	26.9%
ARMs	7,089,531	2.50	39.0	7,400,565	3.06	32.3
Ginnie Mae ARMs	339,804	3.26	13.5	346,642	3.46	18.3

	7,435,363	2.54	38.0	7,753,797	3.08	31.9

Unsecuritized residential mortgage loans:
Fixed-rate	3,606	7.00	6.2	3,663	7.00	5.8
ARMs	7,806	3.83	14.2	7,973	4.05	6.9

	11,412	4.83	11.9	11,636	4.98	6.6
Commercial loans	10,034	9.55	—	10,047	9.43	—
Collateral for structured financings	3,570	8.09	3.4	3,601	8.19	3.3

	7,460,379	2.55	37.9	7,779,081	3.09	31.8
Other interest-earning assets( b)	285,165	0.19		293,031	0.13

	7,745,544	2.47		8,072,112	2.99

Secured borrowings based on:
30-day to 90-day interest rates, as adjusted for hedging transactions	6,891,355	0.64		7,233,673	0.74
Structured financings	3,570	8.09		3,601	8.19

	6,894,925	0.64		7,237,274	0.74
Unsecured borrowings( c)	103,095	8.49		103,095	8.49

	6,998,020	0.76		7,340,369	0.85

Capital employed/total financing spread	$747,524	1.71		$731,743	2.14

(a)	Basis represents the Company’s average investment before unrealized gains and losses. Average asset yields, runoff rates, borrowing rates and resulting financing spread are presented on an annualized basis.
(b)	Other interest-earning assets consist of overnight investments and cash collateral receivable from interest rate swap agreements.
(c)	Unsecured borrowings consist of junior subordinated notes with original terms of 30-years that were issued in 2005 and 2006 by Capstead to statutory trusts formed to issue $3.1 million of the trusts’ common securities to Capstead and to privately place $100.0 million of preferred securities to unrelated third party investors. Capstead reflects its investment in the trusts as unconsolidated affiliates and considers the unsecured borrowings, net of these affiliates, a component of its long-term investment capital.

CAPSTEAD MORTGAGE CORPORATION

RESIDENTIAL ARM SECURITIES PORTFOLIO STATISTICS

(as of June 30, 2010)

(unaudited)

ARM Type	Basis (a)	Net WAC (b)	Fully Indexed WAC (b)	Average Net Margins (b)	Average Periodic Caps (b)	Average Lifetime Caps (b)	Months To Roll (b)
Current-reset ARMs:
Fannie Mae Agency Securities	$5,095,529	3.03%	2.53%	1.76%	3.30%	10.21%	5.0
Freddie Mac Agency Securities	1,272,408	3.53	2.66	1.97	2.23	11.45	7.2
Ginnie Mae Agency Securities	328,895	3.44	1.84	1.53	1.00	10.10	5.6
Residential mortgage loans	7,587	3.57	2.81	2.06	1.55	11.07	6.0

	6,704,419	3.15	2.53	1.79	2.96	10.39	5.4

Longer-to-reset ARMs:
Fannie Mae Agency Securities	449,913	5.22	2.58	1.59	1.89	10.86	27.2
Freddie Mac Agency Securities	312,995	5.95	2.79	1.77	1.86	11.21	25.6
Ginnie Mae Agency Securities	12,614	4.16	1.81	1.50	1.00	9.16	50.3

	775,522	5.50	2.64	1.66	1.86	10.97	26.9

	$7,479,941	3.39	2.54	1.78	2.85	10.45	7.6

(a)	Basis represents the Company’s investment (unpaid principal balance plus unamortized investment premium) before unrealized gains and losses. As of June 30, 2010, the ratio of basis to related unpaid principal balance for the Company’s ARM securities was 101.64. This table excludes $6 million in fixed-rate Agency Securities, $4 million in fixed-rate residential mortgage loans and $4 million in private residential mortgage pass-through securities held as collateral for structured financings.
(b)	Net WAC, or weighted average coupon, is presented net of servicing and other fees and represents the cash yield inherent in the portfolio as of the indicated date before amortization of investment premiums. Fully indexed WAC represents the weighted average coupon upon one or more resets using interest rate indexes and net margins as of the indicated date. Average Net Margins represents the weighted average level over the underlying indexes that the portfolio can adjust to upon reset, usually subject to periodic and lifetime limits, or Caps, on the amount of such adjustments during any single interest rate adjustment period and over the contractual term of the underlying loans. Months to Roll refers to the average number of months until coupon reset and is an indicator of duration.